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                                                                    EXHIBIT 11.1


                         EARNINGS PER SHARE COMPUTATIONS




NET INCOME (LOSS) PER COMMON SHARE
AND COMMON EQUIVALENT SHARE:

                                                                                                              SIX MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                            JUNE 30,
                                            -------------------------------------------------------------  ----------------------
                                               1992         1993         1994         1995        1996        1996        1997
                                            ----------   ----------   ----------   ----------  ----------  ----------  ----------
Net income (loss)                           $ (404,376)  $ (141,256)  $ (428,154)  $1,599,657  $1,406,662  $  682,160  $1,255,608
                                            ==========   ==========   ==========   ==========  ==========  ==========  ==========
Shares:
Weighted average number of common shares
    outstanding (adjusted for reverse
      stock split)(1)                        7,000,000    7,000,000    7,000,000    7,000,000   7,000,000   7,000,000   7,000,000
Weighted average number of additional
    shares issuable for common stock
    equivalents (1995 options)(1)                   --           --           --       17,050     199,352     204,602     183,600
Weighted average number of additional
    shares issuable for common stock
    equivalents (1997 options)(2)              149,690      149,690      149,690      149,690     149,690     149,690     149,690
                                            ----------   ----------   ----------   ----------  ----------  ----------  ----------
          Adjusted common shares             7,149,690    7,149,690    7,149,690    7,166,740   7,349,042   7,354,292   7,333,290
                                            ==========   ==========   ==========   ==========  ==========  ==========  ==========

PER COMMON SHARE AND
COMMON EQUIVALENT SHARE:
Net income (loss)                           $    (0.06)  $    (0.02)  $    (0.06)  $     0.22  $     0.19  $     0.09  $     0.17
                                            ==========   ==========   ==========   ==========  ==========  ==========  ==========



(1)  Shares issuable were determined using the Treasury Stock Method.
(2) Stock options of 52,732 granted on January 1, 1997 and 140,269 granted on May 1, 1997 are included in the weighted average calculation.